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                                                                    Exhibit 99.1


                                                                 [UNB CORP LOGO]


FOR IMMEDIATE RELEASE                             CONTACT:
                                                  James J. Pennetti
                                                  Executive Vice President,
                                                  Chief Financial Officer and
                                                  Director of Investor Relations
                                                  UNB Corp.
                                                  330-438-1118
                                                  E-mail: jpennetti@unbcorp.com
                                                  www.unbcorp.com


             UNB CORP.'S SUBSIDIARY, UNITED INSURANCE AGENCY, INC.,
                   MERGES WITH ROWND FINANCIAL ADVISORS CORP.

      - UNB Corp. expands its Wealth Management Group's offerings
      - Merger expected to be accretive to earnings in 2002
      - United Insurance Agency will be renamed United Financial Advisors, Inc.

CANTON, Ohio - June 13, 2001 - UNB Corp.'s (Nasdaq: UNBO) subsidiary, United Insurance Agency, Inc., announced today that it will merge with Rownd Financial Advisors Corp. The products and services offered by Robert and Lora Rownd, principals, will be incorporated into United Insurance Agency, Inc., which will be renamed United Financial Advisors, Inc. Terms of the transaction were not disclosed. Robert and Lora Rownd will continue to offer securities and investment advisory services through Lincoln Financial Advisors Corp.

The merger enables United Financial Advisors, Inc. to offer an expanded, well-rounded array of products and services related to financial planning, insurance, annuities, investments and brokerage services. These offerings will complement the products and services already available from United National Bank & Trust Co.'s Wealth Management Group, which include employee benefits, personal trust, asset management and private banking services.

Officers of United Financial Advisors, Inc. will include: Roger L. Mann, chairman of the board and chief executive officer; Lora A. Rownd, president and chief operating officer; Robert S. Rownd, vice president of sales; and James J. Pennetti, secretary and treasurer.

The impact of the merger on earnings is expected to be neutral in 2001 and accretive to diluted earnings per share in 2002.

The transaction is an important step in the furtherance of UNB Corp.'s strategy to expand its Wealth Management Group and increase fee-based income. In 2000, the Board of Governors of the Federal Reserve Bank granted UNB Corp. financial holding company status, which allows the company to diversify into non-traditional, fee-driven businesses such as insurance, brokerage services and financial planning.

"The merger with Rownd Financial Advisors Corp., coupled with the current offerings of our Wealth Management Group, will provide our combined client base a broader range of products and services to help ensure their financial well-being," said Roger L. Mann, UNB Corp. chairman and chief executive officer. "With the Rownd Financial Advisor group's experience and perspective, we will be able to offer an unprecedented level of service and innovation to help our clients achieve their financial goals."


                                                        220 Market Avenue
                                                        Post Office Box 24190
                                                        Canton, Ohio 44701
                                                        330-438-1118
                                    - more -            www.unbcorp.com


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UNB CORP.'S SUBSIDIARY, UNITED INSURANCE AGENCY, INC.,
MERGES WITH ROWND FINANCIAL ADVISORS CORP.
PAGE TWO

Through its new agreement with Lincoln Financial Advisors, Inc., UNB Corp.'s Wealth Management Group will gain a premier financial planning organization that has an exceptional level of sophistication in the high-end financial planning world. "Lincoln Financial Advisors' state-of-the art, fully integrated, propriety software will provide our organization with superior technology to best serve our clients," Mann said. "This merger clearly reflects one of our core growth strategies. We continue to seek acquisitions that broaden our market penetration and product mix and our merger with Rownd Financial Advisors brings these two components to UNB Corp."

"Teaming up with a pillar in our community, such as UNB Corp., creates a tremendous opportunity for our newly formed partnership to provide the level of financial planning expertise our clients deserve," said Lora A. Rownd, United Financial Advisors Inc. president and chief operating officer. "I strongly believe this new venture will provide an exceptional level of service to individuals who depend on us to help them grow and prosper, manage the financial success they have achieved and to protect their wealth for a lifetime."

Robert Rownd established Rownd Financial Advisors Corp. in 1998. Prior to that, he held various positions at NewMarket Financial Group, including the titles of partner and president. Additionally, he held various insurance and investment advisory related roles throughout his 40-year career. Lora Rownd, Robert's daughter and partner of Rownd Financial Advisors Corp. since 1999, has a wide range of experience in financial planning and holds numerous licenses in the areas of life, health and disability insurance, annuities, and investment advisory services.

CONFERENCE CALL NOTIFICATION: Roger Mann, Lora Rownd, Robert Rownd and James Pennetti will discuss the merger during a conference call today, June 13, 2001, beginning at 1:00 p.m. (ET). To participate, please dial 877-388-1596 10-minutes prior to the start of the call. Use the conference ID#1158856

Additionally, a replay of the conference call will begin at 4:00 p.m. ET June 13, 2001, and conclude at 12:00 midnight ET on June 20, 2001. To access the replay, dial 1-800-642-1687 and enter the conference ID #1158856.

Based in Canton, Ohio, UNB Corp., the holding company for wholly owned subsidiaries United National Bank & Trust Co. (United Bank), United Banc Financial Services, Inc., and United Financial Advisors, Inc. has assets in excess of $1 billion. United Bank, UNB Corp.'s largest subsidiary, is a full-service financial services organization with 21 retail outlets serving clients in northeast Ohio. United Bank offers a broad range of loan, deposit and trust products, and other financial services. United Bank's Aircraft Finance Group serves the national market for corporate and private aircraft financing. For more information on UNB Corp. and its subsidiaries, visit the company on the Web at www.unbcorp.com.

This press release may include forward-looking statements that are subject to certain risks and uncertainties. UNB Corp.'s actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks or uncertainties that could cause or contribute to such material differences include, but are not limited to, general economic conditions, interest rate environment, competitive conditions in the financial services industry, changes in law, governmental policies and regulation, and rapidly changing technology affecting financial services. Reference will be made to UNB Corp.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements.

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